EXHIBIT 10.1

FOURTH EXTENSION AGREEMENT

This AGREEMENT (this “Agreement”) is dated as of October 30, 2014 and made between:

(1)	FAR EAST ENERGY (BERMUDA), LTD., a company incorporated in Bermuda with its registered office at Clarendon House, 2 Church Street, Hamilton HM II, Bermuda with registration number 36700 (the “Borrower”);

(2)	FAR EAST ENERGY CORPORATION, a company incorporated in the State of Nevada, United States of America, with its registered office at 711 S. Carson Street, Suite 4, Carson City, Nevada with registration number NV20001201882 (the “Guarantor”); and

(3)	STANDARD CHARTERED BANK as lender (the “Lender”).

PRELIMINARY STATEMENTS:

(A)	The Borrower, the Guarantor and the Lender are parties to that certain Facility Agreement dated as of November 28, 2011 as amended by an Amendment Letter Agreement dated as of May 21, 2012, as further amended by a Second Amendment to Facility Agreement dated as of November 28, 2012, as further amended by a Third Amendment to Facility Agreement dated as of December 18, 2012, as further amended by a Fourth Amendment to Facility Agreement dated as of January 8, 2013, as further amended by a Fifth Amendment to Facility Agreement dated as of January 15, 2013, and as further amended as of December 31, 2013 and extended by Extension Agreement dated as of March 31, 2014, Second Extension Agreement dated as of July 9, 2014 and Third Extension Agreement dated as of September 12, 2014 (the “Third Extension Agreement”), providing for a secured term loan facility for the purposes described therein (collectively, the “Facility Agreement”).

(B)	The Facility is fully drawn in the amount of U.S $21,000,000.00.

(C)	The Loans made under the Facility are due to be repaid on the Termination Date of October 31, 2014.

(D)	Accrued interest on each Loan in the aggregate amount of U.S. $94,558.80 is due on October 31, 2014.

(E)	A payment of $175,000 (the “Additional Payment”) is due the Lender on October 31, 2014 pursuant to Clause 4.2 of the Third Extension Agreement.

(F)	The Borrower has requested that the Termination Date under the Facility Agreement be extended to December 5, 2014, and that the Additional Payment be deferred to the same date.

(G)
As a condition precedent to the extension of maturity of the Loans the Borrower shall, among other things, pay to the Lender all interest accrued and payable under the Facility Agreement as of the Effective Date.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, it is agreed as follows:

1.	INTERPRETATION

1.1	Definitions

In this Agreement:

EXHIBIT 10.1

“Effective Date” means the date on which the Lender confirms to the Borrower that it has received all of the documents and other evidence required under Clause 2 (Conditions Precedent and Effectiveness) of this Agreement in form and substance satisfactory to the Lender.

1.2	Interpretation

(a)	Capitalized terms used and not defined in this Agreement have the meaning ascribed to them in the Facility Agreement.

(b)	The provisions of clause 1.2 (Construction) of the Facility Agreement apply to this Agreement as if they were set out in full in this Agreement, except that references therein to ‘this Agreement’ are to be construed as references to this Agreement.

2.	CONDITIONS PRECEDENT AND EFFECTIVENESS

It shall be a condition precedent to the effectiveness of this Agreement that the Lender has received all of the following documents and other evidence in form and substance satisfactory to the Lender:

2.1	The following documents in respect of the Obligors:

(a)	A copy of the constitutional documents of each Obligor.

(b)	A copy of a resolution of the board of directors of each Obligor:

(i)	approving the terms of, and the transactions contemplated by, this Agreement and resolving that it execute this Agreement;

(ii)	authorizing a specified person or persons to execute this Agreement on its behalf;

(iii)	authorizing a specified person or persons, on its behalf, to sign and/or dispatch all documents and notices to be signed and/or dispatched by it under or in connection with this Agreement; and

(iv)	in the case of a Guarantor, resolving that it is in the best interests of the relevant guarantor to enter into the transactions contemplated by this Agreement.

(c)	A specimen of the signature of each person authorized by the resolution referred to in paragraph (b) above.

(d)	A certificate of an authorized signatory of the relevant Obligor certifying that each copy document relating to it specified in this Clause 2 (Conditions Precedent and Effectiveness) is correct, complete and in full force and effect as at a date no earlier than the Effective Date.

(e)	A certificate as to the existence and good standing (including verification of tax status, if available) of each Obligor from the appropriate governmental authorities in such Guarantor’s jurisdiction of organization, in form and substance satisfactory to the Lender and its legal advisors.

2.2	A duly executed original of this Agreement.

2.3	Evidence that any interest payable by the Borrower under the Facility Agreement has been paid.

EXHIBIT 10.1

2.4	Legal opinion of Baker & McKenzie LLP, legal advisors to the Borrower and the Guarantor, in respect of New York law in substantially the form distributed to the Lender prior to signing this Agreement.

2.5	Evidence that all costs and expenses of the Lender (including professional fees) incurred prior to the Effective Date in connection with the Group, the Finance Documents and this Agreement have been paid by the Borrower.

2.6	A copy of any other Authorization or other document, opinion or assurance which the Lender considers to be necessary in connection with the entry into and performance of the transactions contemplated by any Finance Document.

3.	REPRESENTATIONS AND WARRANTIES

Each Obligor jointly and severally represents and warrants to the Lender on the date of this Agreement and on the Effective Date that:

(a)	The obligations expressed to be assumed by it in this Agreement are (subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors rights generally) legal, valid, binding and enforceable obligations.

(b)	All of the representations and warranties contained in clauses 18.1 – 18.29 (Representations) of the Facility Agreement are true and correct.

4.	EXTENSION OF MATURITY OF THE LOANS

4.1	Subject to the conditions set forth in Clause 2 hereof, effective as of the Effective Date the Lender hereby agrees to extend the Termination Date under the Facility Agreement to December 5, 2014 (except that, if the Termination Date would otherwise fall on a day which is not a Business Day, it will instead be the immediately preceding Business Day).

4.2	It is further agreed that the Additional Payment due pursuant to Clause 4.2 of the Third Extension Agreement shall be due on the Termination Date and if not made when due shall constitute an Unpaid Sum (as defined in the Facility Agreement) accruing default interest at the rate set forth in Clause 3.8 and shall be subject to the provisions set forth therein.

5.	RELEASE OF LENDER AND RELATED PARTIES

5.1	Each Obligor voluntarily and knowingly releases, holds harmless, and forever discharges the Lender and each of the Lender’s predecessors, agents, shareholders, partners, directors, officers, employees, representatives, professionals and their respective successors and assigns (the “Released Parties”) from all possible claims, demands, actions, causes of action, damages, costs or expenses, and liabilities whatsoever, known or unknown, anticipated or unanticipated, suspected or unsuspected, fixed, contingent, or conditional, at law or in equity, originating in whole or in part on or before the Effective Date which any Obligor may now or hereafter have against any of the Released Parties and irrespective of whether any such claims arise out of contract, tort, violation of law or regulations, or otherwise, including, without limitation, the exercise of any rights and remedies under, and all other matters relating to, the Finance Documents, and the negotiation and execution of this Agreement.

EXHIBIT 10.1

6.	MISCELLANEOUS

6.1	Limited Waiver

Without limiting the generality of the provisions of Clause 33 (Amendments and Waivers) of the Facility Agreement, the consent set forth herein shall be limited precisely as written and is provided solely for the purpose of extending the maturity of the Loans, and this Agreement does not constitute, nor should it be construed as, a waiver of compliance by the Obligors of any other term, provision or condition of the Facility Agreement or any other instrument or agreement referred to therein.

6.2	Finance Document

This Agreement is a Finance Document.

6.3	Costs and expenses

The Borrower agrees that the provisions of clause 16 (Costs and Expenses) of the Facility Agreement shall apply to this Agreement.

6.4	Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

6.5	Reservation of rights

The Parties reserve all rights with respect to any continuing or future Default.

6.6	Confirmations

(a)	The Guarantor hereby acknowledges that it has read this Agreement and consents to its terms, and hereby confirms and agrees that, notwithstanding the effectiveness of this Agreement, its guarantee of the Borrower’s obligations under the Finance Documents (the “Guaranteed Obligations”) shall not be impaired or affected and such guarantee is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects.

(b)	The Obligors acknowledge and agree that (i) all liens evidenced by the Facility Agreement and the Security Documents are hereby ratified, confirmed and continued, (ii) the extension of maturity of the Loans pursuant to this Agreement, the other agreements set forth herein and the execution of this Agreement shall not constitute a re-grant of any existing Security granted in connection with the Facility Agreement (the “Existing Security”), (iii) the Existing Security shall remain in full force and effect after giving effect to this Agreement, and (iv) the Existing Security extends to the Guaranteed Obligations as amended pursuant to this Agreement.

6.7	Governing law

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS APPLICABLE IN THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

[Signature page follows]

This Agreement has been entered into as of the date stated at the beginning hereof.

SIGNATORIES

BORROWER:

FAR EAST ENERGY (BERMUDA), LTD.

By:	/s/ Michael R. McElwrath
Name: Michael R. McElwrath
Title: Chairman

GUARANTOR:

FAR EAST ENERGY CORPORATION

By:	/s/ Michael R. McElwrath
Name: Michael R. McElwrath
Title: CEO and President

LENDER:

STANDARD CHARTERED BANK

By:	/s/ Marc Chait
Name: Marc Chait
Title: Director

By:	/s/ Paul Johnson
Name: Paul Johnson
Title: Regional Head

Signature page to Extension Agreement